Exhibit 4.1

EXECUTION VERSION

INDENTURE

between

CBOE HOLDINGS, INC.,
as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Dated as of January 12, 2017

Providing for the Issuance of Debt Securities in Series

CBOE HOLDINGS, INC.

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of January 12, 2017

Trust Indenture Act Section	Indenture Section

Sec. 310(a)(1)	607
(a)(2)	607
(a)(5)	607
(b)	607 and 608
Sec. 311(a)	607
(b)	607
Sec. 312(a)	703
(b)	701
(c)	701
Sec. 313(a)	702
(b)	702
(c)	702
(d)	702
Sec. 314(a)	703
(a)(4)	1004
(b)	Inapplicable
(c)(1)	102
(c)(2)	102
(c)(3)	Inapplicable
(d)	Inapplicable
(e)	102
(f)	Inapplicable
Sec. 315(a)	602(1)
(b)	601
(c)	602(2)
(d)	602(3)
(e)	514
Sec. 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502 and 512
(a)(1)(B)	513
(a)(2)	Inapplicable
(b)	508
(c)	104
Sec. 317(a)(1)	503
(a)(2)	504
(b)	1003
Sec. 318(a)	111

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

Note:  This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

SECTION 605. Money Held in Trust	52
SECTION 606. Compensation and Reimbursement	52
SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests; Disqualification	53
SECTION 608. Resignation and Removal; Appointment of Successor	54
SECTION 609. Acceptance of Appointment by Successor	55
SECTION 610. Merger, Conversion, Consolidation or Succession to Business	56
SECTION 611. Appointment of Authenticating Agent	57
SECTION 612. Preferential Collection of Claims Against Company	58

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders	58
SECTION 702. Reports by Trustee	59
SECTION 703. Reports by Company	59

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, etc., Only on Certain Terms	60
SECTION 802. Successor Person Substituted	60

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders	61
SECTION 902. Supplemental Indentures with Consent of Holders	62
SECTION 903. Execution of Supplemental Indentures	63
SECTION 904. Effect of Supplemental Indentures	63
SECTION 905. Conformity with Trust Indenture Act	64
SECTION 906. Reference in Securities to Supplemental Indentures	64
SECTION 907. Notice of Supplemental Indentures	64

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if Any, and Interest	64
SECTION 1002. Maintenance of Office or Agency	64
SECTION 1003. Money for Securities Payments to Be Held in Trust	65
SECTION 1004. Statement by Officer as to Default	66
SECTION 1005. Existence	66
SECTION 1006. Limitation on Liens	66
SECTION 1007. Limitation on Sale and Lease-Back Transactions	67

SECTION 1008. Calculation of Original Issue Discount and Other Amounts	68
SECTION 1009. Additional Amounts	68
SECTION 1010. Waiver of Certain Covenants	68

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article	69
SECTION 1102. Election to Redeem; Notice to Trustee	69
SECTION 1103. Selection by Trustee of Securities to Be Redeemed	69
SECTION 1104. Notice of Redemption	69
SECTION 1105. Deposit of Redemption Price	71
SECTION 1106. Securities Payable on Redemption Date	71
SECTION 1107. Securities Redeemed in Part	71
SECTION 1108. Optional Redemption Due to Changes in Tax Treatment	71

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article	72
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities	72
SECTION 1203. Redemption of Securities for Sinking Fund	73

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article	74
SECTION 1302. Repayment of Securities	74
SECTION 1303. Exercise of Option	74
SECTION 1304. When Securities Presented for Repayment Become Due and Payable	75
SECTION 1305. Securities Repaid in Part	75

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	75
SECTION 1402. Defeasance and Discharge	75
SECTION 1403. Covenant Defeasance	76
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	76
SECTION 1405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	78
SECTION 1406. Reinstatement	79

v

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501. Purposes for Which Meetings May Be Called	79
SECTION 1502. Call, Notice and Place of Meetings	79
SECTION 1503. Persons Entitled to Vote at Meetings	80
SECTION 1504. Quorum; Action	80
SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings	81
SECTION 1506. Counting Votes and Recording Action of Meetings	82
SECTION 1507. Indenture May be Executed in Counterparts	82

INDENTURE, dated as of January 12, 2017, between CBOE HOLDINGS, INC., a Delaware corporation, as Issuer (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior or subordinated debentures, notes or other evidences of indebtedness (the “Securities”), which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series as in this Indenture provided; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture, and shall be governed by such provisions; provided that if any provision of this Indenture modifies any TIA (as defined herein) provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified; provided further that if any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.   Definitions.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1009.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent, or Depositary Custodian.

“Applicable Procedures” means, with respect to any matter at any time relating to a global Security, the rules, policies and procedures of the Depositary applicable to such matter.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of all series then Outstanding under this Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 611 to authenticate Securities.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body or a Person or Persons authorized to manage such Person) of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which (i) is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close and (ii) if a payment is to be made in (or a rate is to be ascertained for) Euros, is also a day in which TARGET is open for settlement of payments in Euros.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, S.A., or its successor.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, at any date, the aggregate amount of assets (less applicable reserves) of the Company and its Subsidiaries after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower), all as reflected in the Company’s most recent consolidated balance sheet as at the end of the Company’s fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of a Foreign Currency both by the government of one or more countries or by any recognized union, association or confederation of governments that issued such Foreign Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions in such Foreign Currency.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business in respect of this Indenture shall be administered, which office on the date of execution of this Indenture is located at Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention:  Corporate, Municipal and Escrow Services, and for Agent services such office shall also mean the office or agency of the Trustee located at the date hereof at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, Minnesota 55479, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies (including limited liability companies) and business or statutory trusts.

“covenant defeasance” has the meaning specified in Section 1403.

“Currency” means any currency, composite currency or currency unit and Foreign Currency issued by the government of one or more countries or by any recognized union, confederation or association of such governments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“defeasance” has the meaning specified in Section 1402.

“Depositary” means, with respect to Securities of any series for which the Company shall determine that such Securities will be issued in permanent global form, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulations, which in each case, shall be designated by the Company pursuant to Section 301.

“Depositary Custodian” means the Trustee as custodian with respect to a global Security or any successor entity thereto.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“Election Date” has the meaning specified in Section 312(h).

“Euroclear” means Euroclear Bank S.A./N.V. as operator of Euroclear System, and any successor thereto.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank, designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by any Officer of the Company.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Foreign Currency” means any Currency other than Currency of the United States.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other successor entities as have been sanctioned and approved by the SEC, approved by a significant segment of the accounting profession, that are applicable at the date of any relevant calculation or determination.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures or other instruments for money borrowed, any borrowed money under any lease required to be capitalized under GAAP as in effect on the issue date or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at the Stated Maturity may be more or less than the principal amount thereof at original issuance.

“interest” means, when used with respect to an Original Issue Discount Security, the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Lien” or “lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion, or otherwise.

“New York Clearing House bank” means a bank that is a member of the New York Clearing House Association.

“Notice of Default” has the meaning specified in Section 501.

“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section 102.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, or other counsel who shall be reasonably acceptable to the Trustee.

“Optional Reset Date” has the meaning specified in Section 307(b).

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

(iv)          Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(v)           Securities that have been converted or exchanged for other securities pursuant to Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been determined to be) due and payable, at the time of such determination, upon an acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or calculation or in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Permitted Liens” means

(a)                                 Liens imposed by law or any governmental authority for taxes, assessments, levies or charges that are not yet overdue by more than 60 days or are being contested in good faith (and, if necessary, by appropriate proceedings) or for commitments that have not been violated;

(b)                                 Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, licensors’, lessors’ and similar Liens imposed by law or which arise by operation of law and which are incurred in the ordinary course of business or where the validity or amount thereof is being contested in good faith (and, if necessary, by appropriate proceedings);

(c)                                  Liens incurred or pledges or deposits made in compliance with workers’ compensation, pension liabilities, unemployment insurance and other social security laws or regulations or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or to secure letters of credit issued in compliance with such laws, regulations or arrangements;

(d)                                 Liens incurred or pledges or deposits made to secure the performance of bids, trade contracts, tenders, leases, statutory or regulatory obligations, surety, customs and appeal bonds, performance bonds, customer deposits and other obligations of a similar nature, in each case in the ordinary course of business or to secure letters of credit issued in connection therewith;

(e)                                  judgment Liens in respect of judgments, decrees, orders of any court or in connection with legal proceedings or actions at law or in equity (including surety bonds) that do not constitute an Event of Default under this Indenture;

(f)                                   Banker’s Liens, rights of set-off, earnest money deposits or similar rights and remedies as to deposit accounts;

(g)                                  Liens securing Indebtedness incurred in connection with the obligations of the Company or any Significant Subsidiary relating to clearing, depositary, settlement or regulated exchange activities;

(h)                                 Liens on (1) any property or asset prior to the acquisition thereof, provided that such Lien may only extend to such property or asset (or improvements thereon or fixtures related thereto), or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Significant Subsidiary after January 12, 2017, (B) (i) the Lien exists at the time such Significant Subsidiary becomes a Significant Subsidiary or (ii) was incurred pursuant to contractual commitments entered into before such Significant Subsidiary became a Significant Subsidiary, (C) the Lien was not created in contemplation of such Significant Subsidiary becoming a Significant Subsidiary, and (D) the Lien in effect at the time such Significant Subsidiary becomes a Significant Subsidiary is not subsequently extended to any Principal Property acquired by such Significant Subsidiary after the time such Significant Subsidiary becomes a Significant Subsidiary;

(i)                                     any Lien existing on January 12, 2017;

(j)                                    Liens upon fixed, capital, real and/or tangible personal property acquired after January 12, 2017 (by purchase, construction, development, improvement, capital lease, Synthetic Lease or otherwise) by the Company or any Significant Subsidiary, each of which Liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction, development or improvement) of such property; provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon or fixtures related thereto;

(k)                                 Liens in favor of the Company or any Subsidiary of the Company;

(l)                                     Liens arising from the sale of accounts receivable for which fair equivalent value is received;

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (g), (h), (i), (j), (k) and (l); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a Permitted Lien shall not exceed the principal amount of Indebtedness, plus any premium, fee payable and fees and expenses reasonably incurred in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

(m)                             Liens securing obligations of the Company or any Subsidiary of the Company in respect of any swap agreements or other hedging arrangements entered into (1) in the ordinary course of business and for non-speculative purposes or (2) solely in order to serve as clearing, depositary, settlement or regulated exchange activities in respect thereof;

(n)                                 easements, zoning restrictions, minor title defects, irregularities or imperfections, restrictions on use, rights of way, leases, subleases and similar charges and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance requirements) and which could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole;

(o)                                 Liens created in connection with any share repurchase program in favor of any broker, dealer, custodian, trustee and/or agent administering or effecting transactions pursuant to a share repurchase program; and

(p)                                 Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by Article Eight of this Indenture).

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002 or as otherwise determined by the Company from time to time with written notice thereof given to the Trustee.

“Principal Property” means the land, improvements, buildings and fixtures constituting a corporate office, facility or other capital asset within the United States (including its territories and possessions), unless the Company’s Board of Directors has determined in good faith that such office, facility or capital asset is not of material importance to the total business conducted by the Company and its Significant Subsidiaries taken as a whole; provided that, with respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Reset Notice” has the meaning specified in Section 307(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) who has direct responsibility for administration of this Indenture and, for purposes of Section 601 (or subparagraph (3)(b) of the first paragraph of Section 602 to the extent such expanded definition is used),  also includes any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by the Company or such Significant Subsidiary to such Person.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Security or Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means, as of any determination date, any Subsidiary of the Company that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act as of the end of the most recently concluded fiscal quarter for which financial statements are available.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Company pursuant to Section 307.

“Specified Amount” has the meaning specified in Section 312(h).

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 308.

“Subsequent Interest Period” has the meaning specified in Section 307(b).

“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other business entity of which, in the case of a corporation, more than 50.0% of the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50.0% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving Person” has the meaning specified in Section 801.

“Synthetic Lease” means any tax retention or other synthetic lease which is treated as an operating lease under GAAP, but the liabilities under which are or would be characterized as indebtedness for tax purposes.

“TARGET” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” or (“U.S.”) means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“U.S. Government Obligation” means:

(a) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof; and

(b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102.   Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant or condition compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103.   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any Officer’s Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company or to all of them.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture (subject to TIA Section 315) and conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is a Holder of a global Security (including through its nominee), may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or Securities to be made, given or taken by the Holders, and a Depositary that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in such global Security through such Depositary’s standing instructions and customary practices.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

SECTION 105.   Notices, etc. to Trustee or the Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)       the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing sent via first-class postage prepaid, overnight courier guaranteeing next day delivery, same day messenger service, facsimile or by electronic mail (in PDF) to or with the Trustee at its Corporate Trust Office, Attention: Corporate, Municipal and Escrow Services, or

(2)       the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by overnight delivery service, facsimile or by electronic mail (in PDF), to the Company addressed to it at the address of the

Company’s principal office at 400 South LaSalle Street, Chicago, Illinois, USA 60605, to the attention of its General Counsel.

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Person.  The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 106.   Notice to Holders; Waiver.  Except as otherwise expressly provided herein or otherwise specified with respect to any series of Securities pursuant to Section 301, where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving written notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

SECTION 107.   Effect of Headings and Table of Contents.  The Article and Section headings herein, the TIA reconciliation and tie, and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.   Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.   Separability Clause.  In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.   Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.   Governing Law; Jury Trial Waiver.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS; PROVIDED THAT IF ANY PROVISION OF THIS INDENTURE MODIFIES ANY TIA PROVISION THAT MAY BE SO MODIFIED, SUCH TIA PROVISION SHALL BE DEEMED TO APPLY TO THIS INDENTURE AS SO MODIFIED; PROVIDED FURTHER THAT IF ANY PROVISION OF THIS INDENTURE EXCLUDES ANY TIA PROVISION THAT MAY BE SO EXCLUDED, SUCH TIA PROVISION SHALL BE EXCLUDED FROM THIS INDENTURE.

EACH OF THE COMPANY, THE TRUSTEE, AND EACH SECURITY HOLDER, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 112.   Legal Holidays.  Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, to such next succeeding Business Day.

SECTION 113.   No Recourse.  No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, manager, member, partner, employee or stockholder as such, past, present or future, of the Company or any of its Affiliates or any successor Person of the Company, either directly or through the Company or any of its Affiliates or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

SECTION 114.   Incorporation by Reference of Trust Indenture Act.  The Trust Indenture Act shall be applicable to, and shall govern, this Indenture and the Securities and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

(i)                                     “indenture securities” means the Securities;

(ii)                                  “indenture security Holder” means a Holder of a Security;

(iii)                               “indenture to be qualified” means this Indenture;

(iv)                              “indenture trustee” or “institutional trustee” means the Trustee; and

(v)                                 “obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 115.   Rules of Construction.  Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              “including” means “including without limitation”;

(v)                                 unless otherwise provided, references to Sections and Articles shall be to Sections and Articles of this Indenture;

(vi)                              words in the singular include the plural, and in the plural include the singular;

(vii)                           the masculine gender includes the feminine and the neuter; and

(viii)                        provisions apply to successive events and transactions.

SECTION 116.   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes and acts of God or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 117.   U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act Wells Fargo Bank, National Association, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they will provide Wells Fargo Bank, National Association with such information as it may reasonably request in order for Wells Fargo Bank, National Association to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE TWO

SECURITY FORMS

SECTION 201.   Forms Generally.  The definitive Securities, if any, of each series, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, shall be in substantially the forms as shall be established by, or pursuant to a Board Resolution or, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate pursuant to a Board Resolution of the Company, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Securities as evidenced by their execution of such Securities.  If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or Assistant Secretary of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities, if any, shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.   Form of Trustee’s Certificate of Authentication.  Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

SECTION 203.   Securities Issuable in Global Form.  If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304.  Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel. The Trustee and each Agent are hereby authorized to act in accordance with Applicable Procedures as to any global Security. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by any Depositary.

The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding any provisions of Section 307 to the contrary, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security the Holder thereof.

ARTICLE THREE

THE SECURITIES

SECTION 301.   Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions of the Company or pursuant to authority granted by one or more Board Resolutions of the Company and, subject to Section 303, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (17) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)       title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities) and whether such Securities are senior or subordinated;

(2)       any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305 or as otherwise permitted hereunder);

(3)       the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(4)       the rate or rates at which the Securities of the series shall bear interest, if any, or the formula or method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(5)       the place or places, if any, other than the Corporate Trust Office of the Trustee, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Securities of the series may be surrendered for registration of transfer, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)       the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(7)       the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)       if other than minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, the denomination or denominations in which any Securities of the series shall be issuable;

(9)       if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10)     if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon an acceleration of the Maturity thereof pursuant to Section 502, upon redemption of the Securities of the series which are redeemable before their Stated Maturity, upon surrender for repayment at the option of the Holder thereof, or which the Trustee shall be entitled to claim pursuant to Section 504 or the method by which such portion shall be determined;

(11)     if other than Dollar, the Currency or Currencies in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(12)     whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)     whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so paid, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(14)     the designation of the initial Exchange Rate Agent, if any, or any depositaries;

(15)     if Sections 1402 and/or 1403 are not applicable to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen that shall be applicable to the Securities of the series;

(16)     provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(17)     any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(18)     whether such Securities are to be issuable initially in temporary global form, whether such Securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for definitive Securities of the series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and if Securities of the series are to be issuable in global form, the identity of any Depositary therefor;

(19)     the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(20)     the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid, and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

(21)     if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(22)     if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(23)     whether, under what circumstances and the Currency in which the Company will pay Additional Amounts as contemplated by Section 1009 on the Securities of the series to any Holder (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(24)     if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(25)     whether the Securities of the series are subject to subordination and, if so, the terms of such subordination; and

(26)     any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or pursuant to authority granted by one or more Board Resolutions (subject to Section 303) and set forth in such Officer’s Certificate or in any such indenture supplemental hereto.  Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the issuance of the first Security of such series. No Board Resolution or Officer’s Certificate may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as it may agree in writing.

SECTION 302.   Denominations.  The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of such series, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in a minimum denomination of $2,000 and integral multiples of $1,000 above such minimum denomination.

SECTION 303.   Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by an individual or individuals duly authorized by the Board of Directors of the Company to execute the Securities.  The signature of any of these authorized persons on the Securities may be the manual or facsimile signatures of the present or any future such authorized person and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at the time of such execution of the Securities the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, duly executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.  If not all the Securities of any series are to be issued at one time and if the Board Resolution, Officer’s Certificate pursuant to a Board Resolution, or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate or formula, maturity, any redemption or repayment provisions, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating in effect (subject to customary exceptions):

(i)            that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(ii)           that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii)          that this Indenture and such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued in the manner and subject to any conditions specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally (including on all laws relating to fraudulent transfers) and to general principles of equity; and

(iv)          that all conditions precedent in this Indenture in respect of the execution and delivery by the Company of such Securities, and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of this Indenture.

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture is unlawful or will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.   Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged pursuant to one or more Board Resolutions of the Company or pursuant to authority granted by one or more Board Resolutions of the Company), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee, upon receipt of a written instruction, shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations.  Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305.   Registration; Registration of Transfer and Exchange.  The Company or the Trustee shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities; provided, however, that there shall be only one Security Register per series of Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Security Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided and for facilitating exchanges of temporary global Securities for permanent global Securities or definitive Securities, or both, or of permanent global Securities for definitive Securities, as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph.  If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301; and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company.  On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before sending any notice of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption and no such exchanges may be made of a Security surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.  If a definitive Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such definitive Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

If at any time the Depositary for any permanent global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Securities or if at any time the Depositary for such permanent global Securities shall no longer be eligible to so continue under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such permanent global Securities.  If a successor Depositary eligible under applicable law for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or if there has occurred and is continuing an Event of Default with respect to the Securities of any series, the Company will execute, and the Trustee, upon receipt of the Company Order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver such definitive Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such permanent global Securities, in exchange for such permanent global Securities.

The Company may at any time and in its sole discretion determine that any permanent global Securities of any series shall no longer be maintained in global form.  In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver, definitive Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such permanent global Securities, in exchange for such permanent global Securities.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before sending a notice of redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on the date of sending of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities of any series pursuant to the terms thereof established as contemplated by Section 301 or under applicable law with respect to any transfer of any interest in any such Security (including any transfers between or among any depositary (including any Depositary), or its nominee, as a Holder of a Security issued in global form, any participants in such depositary or owners or holders of beneficial interests in any such global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of such Securities if and as may be so established in respect of such Securities, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.   Payment of Interest; Interest Rights Preserved; Optional Interest Reset.  (a)  Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Security (other than a global Security) on an Interest Payment Date may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account located in the United States maintained by the payee.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate or formula specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)       The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective predecessor securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 5 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective predecessor securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)       The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)           The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”).  The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security.  Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such

Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date.  In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.   Optional Extension of Maturity.  The provisions of this Section may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301).  The Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the Stated Maturity set forth on the face of such Security.  The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Maturity of such Security in effect prior to the exercise of such option.  If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Maturity, (ii) the new Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period.  Upon the Trustee’s transmittal of the Extension Notice, the Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the Maturity is extended will bear such higher interest rate.

If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company at Maturity at a price equal to the principal amount thereof, plus interest accrued to such date.  In order to obtain repayment at Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Maturity.

SECTION 309.   Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  The Company, the Trustee and the Securities Registrar shall be entitled to deal with any depositary (including any Depositary), and any nominee thereof, that is the Holder of any such global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global Security) as the sole Holder of such global Security and shall have no obligations to the beneficial owners thereof.  None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such global Security or for any transfers of beneficial interests in any such global Security.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary (including any Depositary), as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 310.   Cancellation.  All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered to the Trustee shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and, if requested by the Company in writing, the Trustee shall provide certification of their disposal to the Company.

SECTION 311.   Computation of Interest.  Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312.   Currency and Manner of Payments in Respect of Securities.  (a)  Unless otherwise specified with respect to any series of Securities pursuant to Section 301, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the Currency in which such Security is payable.  The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)       It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee).  Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a).  The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)       Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date and the amounts in such Currency so payable in respect of the Securities as to which the Holders of Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)       If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)       Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)        The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)       The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)       For purposes of this Section 312 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit.

“Election Date” shall mean the date for any series of Securities as specified pursuant to clause (13) of Section 301 by which the written election referred to in paragraph (b) above may be made.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date.  In the event the Company so determines that a Conversion Event has occurred with respect to any Foreign Currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee will promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee and the Exchange Rate Agent.  The Trustee shall be fully justified and protected in conclusively relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 313.   Appointment and Resignation of Successor Exchange Rate Agent.  Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the denominated Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee.

If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

SECTION 314.   CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, and any right to receive Additional Amounts, as contemplated by Section 1009) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1)       either

(A)          all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)          all Securities of such series

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash and/or U.S. Government Obligations (in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the Trustee if U.S. Government Obligations are deposited), in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)       the Company has paid or caused to be paid all other sums payable hereunder or under the Securities; and

(3)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 and the penultimate paragraph of Section 1405 shall survive.

SECTION 402.   Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the

Company acting as its own Paying Agent) to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.  Money so held in trust is subject to the Trustee’s rights under Section 606.

ARTICLE FIVE

REMEDIES

SECTION 501.   Events of Default.  “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such series pursuant to this Indenture:

(1)       default in the payment of any interest on any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

(2)       default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable;

(3)       default in the making of any sinking fund payment in respect of any Security of that series when it becomes due and payable;

(4)       default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 90 calendar days after there has been given, by registered or certified mail or overnight carrier, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)       any nonpayment at maturity or other default is made under any agreement or instrument relating to any other Indebtedness of the Company (the unpaid principal amount of which is not less than $150,000,000), and, in any such case, such default (A) continues beyond any period of grace provided with respect thereto and (B) results in such Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such Indebtedness, unless such nonpayment or default has been cured or waived or such Indebtedness has been discharged in full within a period of 60 calendar days after the Company has been notified of such nonpayment or default as provided herein; provided, however, that, subject to the provisions of Section 601 and

Section 602, the Trustee will not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under the agreement or instrument relating to such Indebtedness;

(6)       the entry of one or more final judgments for the payment of money against the Company or any of the Company’s Significant Subsidiaries in excess of $150,000,000 individually or in the aggregate above available insurance or indemnity coverage that is not paid, discharged or otherwise stayed (by appeal or otherwise) within a period of 45 calendar days after the entry of such judgments;

(7)       the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(8)       the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief with respect to the Company, as applicable, under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company, as applicable, or of any substantial part of their respective property pursuant to any such law, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(9)       any other Event of Default provided with respect to Securities of that series.

SECTION 502.   Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default arising under Section 501(7) or (8)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable. If an Event of Default under Section 501(7) or (8) occurs, then the principal of, premium, if any, and accrued interest on the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)       the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of that series, (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel; and

(2)       all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission will affect any subsequent default or impair any right consequent thereon.

SECTION 503.   Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any Security of any series, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal (or premium, if any, on) any Security of any series at its Maturity then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of Securities of such series, the whole amount that then shall have become due and payable on such Securities of that series for principal and any premium or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate borne by or provided for in such Securities during the period of such default, and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of a series or the property of the Company or such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, if any, or interest, shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)       to file and prove a claim for the whole amount of principal (and premium, if any) (or if the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(2)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the agreed upon compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the agreed upon compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   Application of Money Collected.  Any money or property collected by the Trustee pursuant to this Article, and after an Event of Default any money or other property distributable in respect of the Company’s obligation under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium and interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee under this Indenture, including Section 606;

Second:  To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

Third:  To the payment of the remainder, if any, to the Company, or as a court of competent jurisdiction may direct in writing.

SECTION 507.   Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)       the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (5), (6) or (9) of Section 501, or, in the case of any Event of

Default described in clause (7) or (8) of Section 501, the Holders of not less than 25% in principal amount of all Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)       such Holder or Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(5)       no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3), (4), (5), (6) or (9) of Section 501, or of Holders of all Securities in the case of any Event of Default described in clause (7) or (8) of Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such Holders of Securities of that same series in the case of any Event of Default described in clause (1), (2), (3), (4), (5), (6) or (9) of Section 501, or of Holders of all Securities in the case of any Event of Default described in clause (7) or (8) of Section 501 (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508.   Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security  shall have the right, which is absolute and unconditional, to receive payment as provided herein and in such Security of the principal and any premium and interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repayment at the option of the Holder, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   Rights and Remedies Cumulative.  Except as otherwise provided with respect to replacement or payment of mutilated, destroyed, lost or stolen Securities or in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities , as the case may be.

SECTION 512.   Control by Holders.  With respect to the Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to or arising under clause (1), (2), (3), (4), (5), (6) or (9) of Section 501; and the Holders of a majority in aggregate principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (1), (2), (3), (4), (5), (6) or (9) of Section 501; provided, in each case:

(1)       such direction shall not be in conflict with any rule of law or with this Indenture,

(2)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(3)       with respect to actions relating to the Outstanding Securities of any one series, such direction is not unduly prejudicial to the rights of Holders of Securities of such series not taking part in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), and

(4)       such direction would not involve the Trustee in personal liability, as the Trustee, upon being advised by counsel, shall reasonably determine.

SECTION 513.   Waiver of Past Defaults.  Subject to Section 502, the Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default hereunder with respect to such series and its consequences, except a Default (i) in the payment of the principal of or any premium or interest on any Security of such series or (ii) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the

Holder of each Outstanding Security of such series affected. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon. The Holders shall provide the Trustee with written notice of such waiver.

SECTION 514.   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium if any, on) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

SECTION 515.   Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.   Notice of Defaults.  Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and, provided further, that in the case of any default or breach of the character specified in Section 501(4) or (9) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 602.   Certain Duties, Responsibilities and Rights of Trustee.  Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)       except during the continuance of an Event of Default,

(a)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(2)       if any Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(3)       the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)                                 this subparagraph (3) does not limit the effect of subparagraph (1) of this paragraph or the penultimate paragraph of this Section 602;

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of the affected series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(4)       the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(5)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(6)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part,  conclusively rely upon an Officer’s Certificate or an Opinion of Counsel, or both;

(7)       the Trustee may consult with counsel of its selection and the advice or written opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(8)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(9)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall not incur any additional liability in connection with such inquiry or investigation;

(10)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(11)     the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(12)     in the event that the Trustee is also acting as Paying Agent, Security Registrar or in any other Agent capacity hereunder, the rights, privileges, protections, immunities and benefits afforded to the Trustee pursuant to this Article, including its right to be compensated, reimbursed and indemnified, shall also be afforded to the Trustee in its capacity as such Paying Agent, Security Registrar or in such other Agent capacity and each agent, custodian and other Person employed to act hereunder;

(13)     the Trustee shall not be deemed to know or be charged with knowledge of any Default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or Holders of 25% in principal amount of the Outstanding Securities of that series and such notice references this Indenture and such Securities;

(14)     the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(15)     in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(16)     the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company Orders, Company Requests and any other matters or directions pursuant to this Indenture.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 603.   Trustee Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent makes any representation as to or assumes any responsibility for their correctness.  The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate at its execution date, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company pursuant to any provision of this Indenture. The Trustee shall not be bound to ascertain or inquire as to the performance, observance or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.  The Trustee shall not be responsible for any statement in any prospectus or any other document in connection with the sale of the Securities. The Trustee shall not be responsible for and makes no representation as to any act or omission of any rating agency or any rating with respect to the Securities. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Securities, or if the rating on the Securities has been changed, suspended or withdrawn by any rating agency.

SECTION 604.   May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 605.   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company for the investment thereof.

SECTION 606.   Compensation and Reimbursement.  The Company agrees:

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction; and

(3)           to indemnify the Trustee and any predecessor trustee and its and their officers, directors, employees, and agents for, and to hold it or them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable fees and expenses of counsel) of defending itself or themselves against any claim (whether asserted by the Company, Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason.  As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the termination of this Indenture for any reason and the earlier resignation or removal of the Trustee. “Trustee” for the purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 607.   Corporate Trustee Required; Eligibility; Conflicting Interests; Disqualification.  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of U.S. federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.  If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture.  For purposes of TIA Section 310(b)(1)  and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.  If and when the Trustee is or becomes a creditor of the Company (or any other obligor upon the Securities), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).  Nothing contained herein shall prevent the Trustee from filing the application provided for in the second to last sentence of TIA Section 310(b).

SECTION 608.   Resignation and Removal; Appointment of Successor.  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609 and any and all amounts then due and owing to the Trustee hereunder have been paid in full.

The Trustee may resign at any time with respect to the Securities of one or more series by giving 30 days written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time upon 30 days written notice with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.  If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 60 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)       the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)       the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give written notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of the Corporate Trust Office of the Trustee.

SECTION 609.   Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim and lien provided for in Section 606.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its claim and lien provided for in Section 606.  Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c)       Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 609, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.  The Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

SECTION 610.   Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto or any Holder of Securities.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.  In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate and deliver such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor

Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 611.   Appointment of Authenticating Agent.  At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be acceptable to the Company and authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106.  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.  The Trustee shall have no liability or responsibility for the action or inaction of any Authenticating Agent (that is not the Trustee).

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section as agreed in writing between the Company and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By
as Authenticating Agent

By
Authorized Signatory

SECTION 612.   Preferential Collection of Claims Against Company.  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   Disclosure of Names and Addresses of Holders.  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither of the Company, or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702.   Reports by Trustee.  Within 60 days after December 15 of each year commencing with the first December 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such December 15 if required by TIA Section 313(a).  The Company will promptly notify the Trustee in writing when any series of Securities are listed on any stock exchange and of any delisting thereof.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange if any, upon which the Securities are listed and with the Company.

SECTION 703.   Reports by Company.  The Company shall:

(1)       Unless available on EDGAR, file with the Trustee, within 15 days after the Company has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is no longer required to file information, documents or reports pursuant to either of such sections, then it shall file with the Trustee and the Commission pursuant to TIA Section 314, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)       file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)       transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of the filing of such a report, its timeliness or any information contained therein or determinable from information contained therein, including compliance by the Company with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or its successor) or if postings to any website have occurred.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   Company May Consolidate, etc., Only on Certain Terms.  The Company shall not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another Person unless:

(1)       Either (A) the Company shall be the continuing or surviving Person in such a consolidation or merger or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the “Surviving Person”) shall be a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, all of the obligations of the Company under the Securities and this Indenture;

(2)       Immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default will exist; and

(3)       An Officer’s Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (1) and (2) have been satisfied and an Opinion of Counsel has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (1) have been satisfied.

The Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter the predecessor Person will be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 802.   Successor Person Substituted.  Upon any merger of the Company into, or consolidation of the Company with, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person into which the Company is merged or formed by such consolidation or to which such sale, assignment, transfer, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.   Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another Person to the Company (or any other predecessor obligor) and the assumption by any such successor of the covenants of the Company (or any other predecessor obligor) contained herein and in the Securities in accordance with Article Eight; or

(2)       to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company with respect to all or any series of Securities; or

(3)       to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4)       to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of any such provision; or

(5)       to secure the Securities pursuant to the requirements of Section 1006 or to add guarantees for the benefit of the Securities of all or any series; or

(6)       to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company), and any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions or changes shall not be applicable to any other series of Securities then Outstanding); or

(7)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(8)       to cure any ambiguity or omission, to correct or supplement any provision herein which may be defective or may be inconsistent with any other provision herein,

or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(9)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403, and any other relevant provisions of this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(10)     to provide for the issuance of additional Securities of any series in compliance with and in accordance with any limitations set forth in this Indenture; or

(11)     to comply with the rules of any applicable depositary (including the Depositary); or

(12)     to comply with requirements of the Commission in order to effect or maintain the qualifications of this Indenture under the Trust Indenture Act; or

(13)     to make any amendment to the provisions of this Indenture relating to the transfer or legending of Securities of any series, including to facilitate the issuance and administration of such series of Securities, provided that such amendment does not materially and adversely affect the rights of Holders to transfer such Securities of that series.

SECTION 902.   Supplemental Indentures with Consent of Holders.  With the consent of the Holders of a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, and the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such Securities or of modifying in any manner the rights of the Holders of such Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)       change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on any Security of such series; or the terms of any sinking fund with respect to any Security; or reduce the principal amount thereof (or premium, if any) or the rate of interest (or manner of calculating the rate of interest), if any, thereon, or any premium payable upon the redemption thereof, or repayment thereof at the option of the Holder, or the date(s) or period(s) for any redemption or repayment thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1009 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502, or upon the redemption thereof, or the amount thereof provable in bankruptcy pursuant to Section 504; or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or modify the provisions of this Indenture with respect to the mandatory redemption of Securities or repayment of the Securities at the option of the Holder in a manner adverse to any Holder of any Securities; or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301, or

(2)       reduce the percentage in principal amount of the Outstanding Securities of any series the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting with respect to Securities of such series, or

(3)       modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, a Company Request, a Board Resolution, an Officer’s Certificate and an Opinion of Counsel, which Opinion of Counsel shall state that all conditions precedent in this Indenture to the execution of such supplemental indenture have been complied with and such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.   Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.   Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907.   Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give written notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.   Payment of Principal, Premium, if Any, and Interest.  The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.  Principal of, and premium, if any, on the Securities shall be considered paid on the date it is due if the Trustee holds by 11:00 a.m. New York City time on that date Currency designated for and sufficient to pay all principal and premium, if any, then due.

SECTION 1002.   Maintenance of Office or Agency.  The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.  Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Trustee and initially appoints the Trustee at the Corporate Trust Office of the Trustee as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Trustee shall have no liability or responsibility for the action or inaction of any Paying Agent or Exchange Rate Agent (provided that neither is the Trustee).

SECTION 1003.   Money for Securities Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium and interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal and any premium and interest on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever there shall be one or more Paying Agents other than the Company for any series of Securities, it will, prior to each due date of the principal of or any premium and interest on any Securities, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay such amount so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, and upon written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, and subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series, and remaining unclaimed for two years after such principal, premium and interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.   Statement by Officer as to Default.  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and that need not comply with Section 102, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall, so long as any of Securities of any series are Outstanding, deliver to the Trustee, forthwith, but in no event later than 30 Business Days, upon any Officer becoming aware of any event which after notice or lapse of time would become an Event of Default under clauses (4) or (6) of Section 501, a notice specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 1005.   Existence.  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.   Limitation on Liens.  The Company shall not (nor shall it permit any of its Significant Subsidiaries to) create or permit to exist any Lien on any Principal Property (or on any Capital Stock of a Significant Subsidiary) owned by the Company or any of its Significant Subsidiaries or any Lien on a leasehold interest of the Company or any of its Significant Subsidiaries in any Principal Property, whether such Principal Property or Capital Stock is now existing or owned or hereafter acquired, to secure any Indebtedness, unless the Company shall contemporaneously secure the Securities (together with, if the Company so determines, any other Indebtedness of or guaranty by the Company or such Significant Subsidiary then existing or thereafter created which is not subordinated to the Securities) equally and ratably with (or, at the Company’s option, prior to) such secured Indebtedness. The foregoing restriction, however, shall not require the Company to secure the Securities if the Lien consists of either of the following:

(1)           Permitted Liens; or

(2)           Liens securing Indebtedness if, at the time of determination, after giving pro forma effect to the incurrence, creation, assumption or guaranty of such Indebtedness or the securing of outstanding Indebtedness and to the retirement of Indebtedness which is concurrently being retired, the sum of (without duplication) (i) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries secured by Liens (other than Permitted Liens) and (ii) all Attributable Debt in respect of Sale and Lease-Back Transactions not otherwise permitted under the first sentence of Section 1007 hereof, does not exceed fifteen percent of Consolidated Net Tangible Assets.

SECTION 1007.   Limitation on Sale and Lease-Back Transactions.  The Company shall not, and shall not permit any of its Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than (x) any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or (y) any such Sale and Lease-Back Transaction between the Company and one of its Subsidiaries or between its Subsidiaries, unless:

(1)       the Company or such Significant Subsidiary, as applicable, could have incurred Indebtedness secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to Section 1006 hereof; or

(2)       the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Company’s Board of Directors) and the Company applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of:

(i)            the prepayment or retirement of the Securities;

(ii)           the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of the Company or of one of its Subsidiaries (other than Indebtedness that is expressly subordinated to the Securities by its terms or Indebtedness owed to the Company or one of its Subsidiaries) that matures more than 12 months after its creation; or

(iii)          the purchase, construction, development, expansion or improvement of other comparable property.

Notwithstanding the foregoing, the Company and its Significant Subsidiaries shall be allowed to enter into any Sale and Lease-Back Transaction if, after giving pro forma effect to such Sale and Lease-Back Transaction, the sum of (without duplication) (i) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries secured by Liens (other than Permitted Liens) and (ii) all Attributable Debt in respect of Sale and Lease-Back Transactions not otherwise permitted under the first sentence of this Section 1007, does not exceed fifteen percent of Consolidated Net Tangible Assets.

SECTION 1008.   Calculation of Original Issue Discount and Other Amounts. If original issue discount is reportable to the Holders of any series of Outstanding Securities, the Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year. The Company shall be responsible for making other calculations that include, but are not limited to, determination of Redemption Price, make-whole amounts, if any, and other amounts payable on the Securities, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Securities.  The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

SECTION 1009.   Additional Amounts.  If any Securities of a series provide for the payment of additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such series such Additional Amounts as may be specified as contemplated by Section 301.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series (or any payments pursuant to the guarantee thereof) such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 1010.   Waiver of Certain Covenants.  The Company may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Sections 1002 through 1007, inclusive, or, as specified pursuant to Section 301(17) for Securities of such series, in any covenants of the Company added to this Article pursuant to Section 301(17) in connection with Securities of such series, if the Holders of a majority in principal amount of all Outstanding Securities affected by such term, provision or condition, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.   Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.   Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the case of a partial redemption, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103.   Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, subject to applicable law, and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104.   Notice of Redemption.  Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, all notices of redemption shall state:

(1)       the Redemption Date,

(2)       the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given, together with the amount of accrued interest, if any, to the Redemption Date,

(3)       if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)       in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of the same series of like tenor of authorized denominations for the principal amount thereof remaining unredeemed,

(5)       that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6)       the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)       that the redemption is for a sinking fund, if such is the case,

(8)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, ISIN or other similar numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN or other similar number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers,

(9)       the Euroclear or the Clearstream reference numbers of such Security, if any, and

(10)     such other matters as the Company shall deem desirable or appropriate.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s prior written request, by the Trustee in the name and at the expense of the Company; provided that, if the Company requests such notice to be given by the Trustee, the Trustee shall have received, at least 10 Business Days (or such shorter period as the Trustee may agree) prior to the date which the notice is to be given, notice thereof together with the notice of redemption to be given.

SECTION 1105.   Deposit of Redemption Price.  On or prior to 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 1106.   Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in or contemplated by such Security.

SECTION 1107.   Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108.   Optional Redemption Due to Changes in Tax Treatment.  Each series of Securities may be redeemed at the option of the Company (or their successors) in whole but not in part at any time (except in the case of Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of such series of Securities) if (i) the Company is or would be required to pay Additional Amounts as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United States (or in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or (ii) any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United States (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of issuance of such series pursuant to Section 301(23) (or in the case of a successor Person to the Company, the date on which such successor Person became such). Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Company will deliver to the Trustee an Officer’s Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.   Applicability of Article.  Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.   Satisfaction of Sinking Fund Payments with Securities.  Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.   Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series.  Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to the principal (and premium, if any) and any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund.  Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE THIRTEEN

REPAYMENT AT OPTION OF HOLDERS

SECTION 1301.   Applicability of Article.  Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof, if applicable, shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1302.   Repayment of Securities.  Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1303.   Exercise of Option.  Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  To be repaid at the option of the Holder, except as otherwise specified as contemplated by Section 301 for Securities of such series, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  If less than the entire Repayment Price of such Security is to be repaid in accordance with the terms of such Security, the portion of the Repayment Price of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of such Security surrendered that is not to be repaid, must be specified.  Any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1304.   When Securities Presented for Repayment Become Due and Payable.  If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest.  Upon surrender of any such Security for repayment in accordance with such provisions, the Repayment Price of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that  installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in or contemplated by such Security.

SECTION 1305.   Securities Repaid in Part.  Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, and of like tenor, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.   Company’s Option to Effect Defeasance or Covenant Defeasance.  Except as otherwise specified as contemplated by Section 301 for Securities of any series, the provisions of this Article shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of or within a series under Section 1403 in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1402.   Defeasance and Discharge.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1009 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder including Section 606 and the penultimate paragraph of Section 1405 and (D) this Article.  Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

SECTION 1403.   Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 801 and 802 and Sections 1006 and 1007 and the provisions set forth in Section 501(5) and, if specified pursuant to Section 301, its obligations under any other covenant with respect to such Outstanding Securities, on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), (4), (5), (6) and (9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404.   Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series:

(1)       The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Securities.  Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2)       No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)       In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such defeasance had not occurred.

(4)       In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and such covenant defeasance had not occurred.

(5)       Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

(6)       The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

(7)       The Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants or other Person acceptable to the Trustee expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide the cash at such times and in such amounts as will be sufficient to pay the principal of and any premium and interest when due on the Securities of such series on the respective Stated Maturities or on any earlier date or dates on which the Securities of such series shall be subject to repurchase at the option of the holder thereof.

SECTION 1405.   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section, the “Trustee”) pursuant to Section 1404 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(1) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(1) has been made in respect of such Security, or (b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(1) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.  Notwithstanding anything to the contrary contained herein, the foregoing sentence shall survive the termination of this Indenture and the earlier resignation or removal of the Trustee.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1406.   Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501.   Purposes for Which Meetings May Be Called.  A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver, Act or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1502.   Call, Notice and Place of Meetings.  (a)  The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of New York, or such other city within the United States of America in which there is a Place of Payment as the Trustee for such series shall determine.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)       In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, or such other city within the United States of America in which there is a Place of Payment as the Trustee for such Series shall determine, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 1503.   Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1504.   Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of such series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, Act or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of the

Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series and provided further that, except as limited by the proviso in Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, Act or other action which this Indenture expressly provides may be made, given or taken by Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver, Act or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i)            there shall be no minimum quorum requirement for such meeting; and

(ii)           the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver, Act or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver, Act or other action has been made, given or taken under this Indenture.

SECTION 1505.   Determination of Voting Rights; Conduct and Adjournment of Meetings.  Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him (determined as specified in the definition of “Outstanding” in Section 101); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1506.   Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.  The provisions of articles 86 to 94.8 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, are hereby excluded.

SECTION 1507.   Indenture May be Executed in CounterpartsSECTION 1508.   . This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

CBOE HOLDINGS, INC.,
as Issuer

By:	/s/ Alan J. Dean
	Name:	Alan J. Dean
	Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Indenture]